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                                                                     Exhibit 5.9

                      [ALLENS ARTHUR ROBINSON LETTERHEAD]

5 March 2004

Burns, Philp & Company Limited
Level 23
56 Pitt Street
Sydney  NSW  2000

Dear Sirs

BURNS, PHILP & COMPANY LIMITED
FORM F-4 - REGISTRATION STATEMENT

We have acted as special Australian counsel to the Guarantors and the Issuer in connection with certain matters relating to the Form F-4 - Registration Statement for the 9-3/4% Series B Senior Subordinated Notes due 2012 (File Number 333-98141, initially filed with the Securities and Exchange Commission of the United States of America (THE COMMISSION) on 9 August 2002) (the REGISTRATION STATEMENT).

Definitions in the Indenture or Registration Statement apply in this opinion unless the context otherwise requires but ISSUER means Burns Philp Capital Pty Limited, GUARANTOR means the companies listed in the Schedule to this letter, GUARANTEE means the unconditional guarantees as to payment of principal and interest of the Exchange Notes and RELEVANT JURISDICTION means the Commonwealth of Australia, New South Wales or the Australian Capital Territory.

No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.    DOCUMENTS

      We have examined the following documents:

      (a) a copy of the Indenture (and reference to the Indenture in this opinion includes the Supplemental Indenture defined below);

      (b) certified copies of the constitution of each Guarantor (other than of BPC1 Pty Limited, Burns Philp Australia Pty Limited and Burns Philp Food Overseas Investments Pty Limited (the NEW GUARANTORS)) as at 3 June 2002 and of the Issuer as at 21 June 2002;

      (c) originals of the constitutions of each of the New Guarantors as at incorporation;

      (d) a certificate dated 5 March 2004 certifying that the copies of the constitution of each Guarantor have not been amended or replaced and continue in full force and effect since provided (in the case of the Guarantors other than the New Guarantors) or since incorporation (in the case of the New Guarantors) and that
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            documents or authorisations relied on in this opinion continue in full force and effect;

      (e) a copy of the Supplemental Indenture dated 17 October 2002 between the Issuer, the Bank of New York and the Guarantors (the SUPPLEMENTAL INDENTURE);

      (f) copies of resolutions or certified extracts of resolutions passed by the Board of Directors of each Guarantor and the Issuer;

      (g) executed powers of attorney in connection with the execution of the Indenture and Supplemental Indenture by the Guarantors and the Issuer;

      (h) a certificate of Helen Golding dated 5 March 2004 certifying as to certain factual matters as to the holding of board meetings of each Guarantor and the Issuer and as to issues of commercial benefit; and

      (i) a copy of the legal opinion of Dewey Ballantine LLP dated on or about 5 March 2004 and filed with the Commission as Exhibit 5.1 to the Registration Statement.

      We have conducted such searches and investigations as are necessary to render the opinions given.

2.    ASSUMPTIONS

      For the purposes of giving this opinion we have assumed the following.

      (a)   The authenticity of all seals and signatures.

      (b) The completeness, and the conformity to original instruments, of all copies submitted to us.

      (c) The Exchange Notes and Guarantees noted on the Exchange Notes, will be duly executed, issued, authenticated and delivered in compliance with the terms of the Indenture.

      (d) The Exchange Notes will be offered and sold in accordance with the restrictions set forth in the prospectus included in the Registration Statement.

      (e) As of the date of the searches referred to in paragraph 3(c), all information required by law to be notified to the Australian Securities and Investment Commission (the ASIC) in relation to each Relevant Company (whether or not any period for notification had expired) had been so notified, the records of the ASIC were, in relation to each Relevant Company, accurate, complete and up-to-date and those records were correctly recorded in the documents arising from the searches referred to in paragraph 3(c).

      (f) The Indenture is within the capacity and powers of, and has been validly authorised, executed and delivered by and is binding on, the parties to it other than each Relevant Company.

      (g) Insofar as any obligation under the Indenture is to be performed in any jurisdiction other than a Relevant Jurisdiction, its performance will not be illegal or unenforceable under the law of that jurisdiction.

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3.    QUALIFICATIONS

      Our opinion is subject to the following qualifications.

      (a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion.

      (b) We have relied on the opinion of Dewey Ballantine LLP dated on or about 5 March 2004 and filed with the Commission as Exhibit 5.1 to the Registration Statement as to matters of New York law.

      (c) We have relied on a search of public records of the Australian Securities and Investments Commission on 3 March 2004.

      (d) We have relied, as to certain matters of fact, on certificates of officers of the Guarantors and Issuer.

      (e) Insofar as our opinions in paragraph 4 relate to the performance of the Indenture, those opinions are limited to the obligations specifically arising under the Indenture (such as the issuance and repayment of notes and giving of guarantees). They do not extend to the performance of obligations under other documents referred to in the Indenture.

4.    OPINION

      Based on the assumptions and subject to the qualifications set out above we are of the following opinion.

      (a)   Each of the Guarantors and the Issuer are incorporated in Australia.

      (b) Each Guarantor has the corporate power to enter into and perform its obligations under the Guarantee and the Indenture.

      (c) The Issuer has the corporate power to enter into and perform its obligations under the Exchange Notes and the Indenture.

      (d) The execution, delivery and performance by each Guarantor of the Guarantee, by the Issuer of the Exchange Notes and by each Guarantor and the Issuer of the Indenture will not violate in any respect any existing provision of its constitution.

      (e) The Indenture is validly executed by each Relevant Company in accordance with the law of each Relevant Jurisdiction.

      (f) All corporate authorisations required in connection with the execution, delivery, performance or validity of the Guarantee and the Exchange Notes have been obtained or effected and are in full force and effect.

This opinion is addressed to you for your benefit, for the benefit of:

1.    potential investors in the Exchange Notes;

2.    the holders of the Exchange Notes from time to time; and

3. Dewey Ballantine LLP, who may rely on this opinion (subject to the assumptions. limitations, qualifications and exceptions contained in it) for the purposes of its opinion filed

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      as an exhibit to the Registration Statement as to matters of the laws of each Relevant Jurisdiction as if this opinion had been addressed to it.

It is not to be relied on by any other person or for any other purpose. It is not to be quoted or referred to in any public document or filed with or disclosed to any government agency or other person other than:

(a)   to the extent required by law or an official directive;

(b) in connection with any litigation relating to the Guarantees, Exchange Notes or this opinion;

(c) for the purposes of filing with the Securities and Exchange Commission of the United States of America as Exhibit 5 to the Registration Statement and of the reference made to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 of the United States of America, or the rules and regulations of the Securities and Exchange Commission; or

(d)   with our consent, which we will not withhold unreasonably.

Yours faithfully

/s/ Allens Arthur Robinson

IAN WALLACE
Partner

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SCHEDULE

GUARANTORS
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BPC1 Pty Limited
Burns, Philp & Company Limited
Burns Philp Australia Pty Limited
Burns Philp Camellia Pty Limited
Burns Philp Food Holdings Pty Limited
Burns Philp Food Overseas Holdings Limited
Burns Philp Food Overseas Investments Pty Limited
Burns Philp Food Properties Pty Limited
Burns Philp Food Services Pty Limited
Burns Philp South America Pty Limited
Burns Philp Middle East Pty Limited
Burns Philp Overseas Holdings Limited
Burns Philp Pakistan Pty Limited
Burns Philp Technology and Development Pty Limited
Burns Philp Technology Pty Limited
Burns Philp Treasury (Australia) Limited
Indonesian Yeast Company Pty Limited
Mauri Fermentation Argentina Pty Limited Mauri
Fermentation Brazil Pty Limited
Mauri Fermentation Chile Pty Limited
Mauri Fermentation China Pty Limited
Mauri Fermentation India Pty Limited
Mauri Fermentation Indonesia Pty Limited
Mauri Fermentation Malaysia Pty Limited
Mauri Fermentation Philippines Pty Limited
Mauri Fermentation Vietnam Pty Limited
Mauri Yeast Australia Pty Limited

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